SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2006

Systems Evolution, Inc.

(Exact name of registrant as specified in its charter)

Idaho	000-31090	82-0291029
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
10777 Westheimer Road, Suite 810
Houston, Texas 77042
(Address of principal executive offices)

(713) 979-1600
(Registrant’s Telephone Number)

______________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[Missing Graphic Reference]

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or
Completed Interim Review.

On April 20, 2006, our board of directors determined that the previously-issued audited financial statements for the year ended May 31, 2005 and interim financial statements for the three months ended August 31, 2005, November 30, 2005 and February 28, 2006 should not be relied upon because they do not reflect a net gain or loss from certain embedded derivative securities we issued that include a conversion feature. The board of directors believes that our convertible securities have embedded derivative liabilities due to the conversion features of the debt and has reviewed the accounting treatment of our convertible securities with our independent accountants. Our assessment of the derivatives is still under process. We intend to file an amended Annual Report on Form 10-KSB for the fiscal year ended May 31, 2005 and an amended Quarterly Reports on Form 10-QSB for the three months ended August 31, 2005, November 30, 2005 and February 28, 2006 to restate the affected financial statements previously filed with the Securities and Exchange Commission within 20 days.

We have hired outside consultants specializing in derivative accounting. There may be other derivatives related to the convertible securities and other financial instruments we have issued. After a thorough review of our accounting and financial disclosure of embedded derivatives, we will change our internal controls to require that all outstanding convertible instruments are reviewed quarterly. Following the analysis of our outside consultants, we will determine whether additional disclosure relating to embedded derivatives is required at the end of each fiscal quarter.

Section 8 - Other Events

Item 8.01  Other Events.

Our certifying officers are considering the effect of the matters discussed in Item 4.02 to determine the adequacy of our controls and procedures in regard to the previously-issued audited financial statements for the year ended May 31, 2005 and interim financial statements for the three months ended August 31, 2005, November 30, 2005 and February 28, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYSTEMS EVOLUTION, INC.

/s/ Robert C. Rhodes
______________________________________________
By: Robert C. Rhodes
Its: Chief Executive Officer